UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

Friedman Industries, Incorporated

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-07521 (Commission File Number)	74-1504405 (IRS Employer Identification No.)

19747 Hwy 59 N., Suite 200 Humble, Texas (Address of principal executive offices)		77338 (Zip Code)

713-672-9433 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 2, 2016, the board of directors (the “Board”) of Friedman Industries, Incorporated (the “Company”) voted to increase the size of the Board from seven directors to eight directors and elected Michael J. Taylor to the Board to fill the resulting vacancy. As of the date of this disclosure, Mr. Taylor has not been appointed to any committees of the Board but is expected to be appointed to the Nominating Committee.

Mr. Taylor, age 57, retired in 2014 from a 33 year career in the steel industry. Most recently, Mr. Taylor served as President of Cargill Metals Supply Chain from 2003 to 2014. Mr. Taylor will receive the Company’s standard independent director compensation of $6,000 per quarter.

There have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Taylor had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. No arrangement or understanding exists between Mr. Taylor and any other person pursuant to which Mr. Taylor was selected as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 7, 2016

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Vice President - Secretary and Treasurer